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                                                                    EXHIBIT 23.1


ERNST & YOUNG LLP         One Indiana Square                 Phone: 317 681 7000
                          Suite 3400                         Fax:   317 681 7216
                          Indianapolis, Indiana 46204-2094


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in the Registration Statement on Form S-3 and related Prospectus of Guidant Corporation contained therein dated June 20, 1996 for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1996, with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Our audit also included the financial statement schedule of Guidant Corporation listed in Item 14(a) of the Company's Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        ERNST & YOUNG LLP

June 20, 1996


      Ernst & Young LLP is a member of Ernst & Young International, Ltd.